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                         The State of Texas

                         SECRETARY OF STATE

                      CERTIFICATE OF AMENDMENT
                                 OF

                     FOREVER ENTERPRISES, INC.
                        FILE NO: 783034-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:      September 11, 2000

Effective:  September 11, 2000



[Seal]                                  /s/ Elton Bomer LCS
                                        -------------------
                                            Elton Bomer
                                        Secretary of State






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                                                           FILED
                                                    In the Office of the
                                                 Secretary of State of Texas

                                                        SEP 11 2000

                                                    Corporations Section

                       ARTICLES OF AMENDMENT

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.   The name of the corporation is: FOREVER ENTERPRISES, INC.

2. Article IV of the Articles of Incorporation is hereby amended so as to read as follows:

          4.1 The Corporation shall have the authority to issue the following shares:

          (1) Thirty Million (30,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share ("Common
     Stock"); and

          (2) One Million (1,000,000) shares of Preferred Stock having a par value of One Cent ($0.01) per share ("Preferred
     Stock").

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. Upon any voluntary or involuntary dissolution or liquidation of the Corporation, the rights of the holders of the Common Stock shall be junior and subordinate to the rights of the holders of the Preferred Stock.

               (a) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               (b) The Board of Directors, by adoption of an authorizing resolution with regard to the shares of any series of Preferred Stock, may:

                    (1) Fix the distinctive serial designation of the shares;

                    (2)  Fix the dividend rate, if any;

                    (3)  Fix the date from which dividends on
     shares issued before the date for payment of the first dividend shall cumulate, if any;

                    (4)  Fix the redemption price and terms of
     redemption, if any;

                    (5)  Fix the amount payable per share in the
     event of dissolution or liquidation of the Corporation, if any;



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                    (6)  Fix the terms and amounts of any sinking
     fund to be used for the purchase or redemption of shares, if any;

                    (7) Fix the terms and conditions under which the shares may be converted, if any;

                    (8) Provide whether such shares shall be non-voting, or shall have full or limited voting rights or voting rights contingent upon the occurrence of specified events, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                    (9)  Establish any other preferences,
     qualifications, limitations, restrictions and special or relative rights with respect to such series not required by law.

3.   The date of adoption of the amendment is: August 31, 2000

4.   a)   The amendment was approved by shareholders and the
     number of shares outstanding and the number of shares entitled to vote are as follows:

          Class          Number Outstanding       Number Entitled
          -----          ------------------       To Vote
                                                  -------

          Common         6,933,359                6,933,359

     b) The number of shares that voted for and against the amendment are as follows:

          Class          Number Voted For         Number Voted Against
          -----          ----------------         --------------------

          Common         6,425,673                210


Date  August 31, 2000
     -----------------

                              FOREVER ENTERPRISES, INC.


                              By  /s/ Brent D. Cassity
                                 ---------------------------------------
                              Brent D. Cassity - Chief Executive Officer